UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐   Definitive Proxy Statement
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☑   Soliciting Material Pursuant to § 240.14a-12

VITACOST.COM INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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VITACOST.COM NOMINATES NEW SLATE OF DIRECTORS FOR THE AUGUST 26, 2010 ANNUAL MEETING

PRESERVE YOUR ABILITY TO CHOOSE THE BEST NOMINEES AMONG ALL DIRECTOR CANDIDATES AND VOTE AT THE ANNUAL MEETING

Dear Vitacost.com Stockholder:

As stated in our press release of June 14, 2010, we have scheduled the Annual Meeting of Stockholders for Thursday, August 26, 2010 and have announced our slate of seven director nominees for election, including four new independent director candidates.  Our four new candidates have significant experience in areas such as finance, accounting, marketing, operations and e-commerce having served as directors and senior level executives in the nutraceutical, health & wellness, consumer packaged goods, on-line and other related industries. We believe this experience will greatly enhance the future strategic direction and stewardship of your company. We have attached for your review a summary of the qualifications of each of our director nominees.

Great Hill Partners IV, L.P. and its affiliates (“GHP”), in its letter to the company dated April 30, 2010, nominated its four candidates  - - Christopher Gaffney, Mark Jung, Michael Kumin and Jeffrey Stibel  - - in connection with its consent solicitation and in connection with the Company's 2010 Annual Meeting and any special meeting in lieu thereof.  The company accepted the validity under its bylaws of GHP’s nomination of Messrs. Gaffney, Jung, Kumin and Stibel, although such director candidates have not been vetted and are not nominated by your Board. If GHP is unsuccessful in its current consent solicitation, we anticipate that GHP would file with the Securities and Exchange Commission (“SEC”) and mail to you its opposition proxy statement in connection with the 2010 Annual Meeting to solicit your vote for these same four candidates.

Vitacost.com intends to file its proxy statement and related materials with the SEC in early July 2010.  If GHP is unsuccessful in its current consent solicitation and elects to file with the SEC and mail to you its opposition proxy statement, you will have the ability at the August 26th Annual Meeting to choose the best nominees among ALL candidates presented.

* IF GHP SUCCEEDS IN ITS CURRENT CONSENT SOLICITATION AND OBTAINS MAJORITY BOARD CONTROL BEFORE THE COMPANY HAS A CHANCE TO CONVENE THE AUGUST 26, 2010 ANNUAL MEETING, YOU WILL LOSE YOUR OPPORTUNITY TO CHOOSE THE BEST NOMINEES AMONG ALL CANDIDATES.  DON’T ACT PREMATURELY AND LIMIT YOUR OWN VOTING CHOICES!*

Ask yourself: Is now the right time to vote to hand control of your Board to GHP’s director nominees or would waiting until the 2010 Annual Meeting maximize my voting choices?

PRESERVE YOUR RIGHT TO CHOOSE!  – MARK, SIGN, DATE AND RETURN THE ENCLOSED GOLD CONSENT REVOCATION CARD TODAY.

Do NOT sign or submit GHP’s white consent card.  If you have already signed and submitted a white consent card, you may revoke that consent by immediately marking, signing, dating and mailing the enclosed GOLD Consent Revocation Card.  Only your latest-dated vote will count.

Finally, if you have not signed or submitted GHP’s white consent card, you can show your support for your current Board by marking, signing, dating and mailing the enclosed GOLD Consent Revocation Card.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR REVOCATION OF CONSENT IS VERY IMPORTANT.  PLEASE ACT TODAY.

Thank you for your continued support.

Very truly yours,

STEWART L. GITLER
Chairman of the Board

If you have any questions about revoking any consent you may have previously given, or if you require assistance, please contact the company’s consent revocation solicitor:

The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Call Toll Free: (800) 591-8269
Email: proxyinfo@altmangroup.com
Facsimile: (201) 460-0050

Additional Information Regarding the 2010 Annual Meeting of Stockholders and Where to Find It

In connection with Vitacost.com Inc.’s solicitation of proxies for use at the company’s 2010 Annual Meeting of Stockholders, the company intends to file a proxy statement (and related proxy materials) on Schedule 14A with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders its proxy statement (and related proxy materials).  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE 2010 ANNUAL MEETING OF STOCKHOLDERS.  The definitive proxy statement (when it becomes available) will be mailed to Vitacost.com Inc. stockholders.  Investors and stockholders may obtain a free copy of these documents (when available) and other documents filed by Vitacost.com Inc. at the SEC’s website at www.sec.gov and at the Investor Relations section of the company’s website at www.vitacost.com.  The definitive proxy statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors, director-nominees and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the 2010 Annual Meeting of Stockholders.  Information about Vitacost.com Inc.’s directors, director-nominees and executive officers will be set forth in Vitacost.com Inc.’s proxy statement on Schedule 14A which the company intends to file with the SEC and furnish to its stockholders.

Additional Information Regarding the Consent Revocation Solicitation and Where to Find It

In connection with a consent revocation solicitation, Vitacost.com Inc. filed a definitive consent revocation statement on Schedule 14A with the SEC on May 28, 2010.  INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE CONSENT REVOCATION STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT VITACOST.COM INC. AND THE CONSENT REVOCATION SOLICITATION.  The definitive consent revocation statement was mailed to Vitacost.com Inc. stockholders.  Investors and stockholders may obtain a free copy of these documents and other documents filed by Vitacost.com Inc. at the SEC's website at www.sec.gov and at the Investor Relations section of the company’s website at www.vitacost.com.  The consent revocation statement and such other documents may also be obtained for free from Vitacost.com Inc. by directing such request to Vitacost.com Inc., Attention: Kathleen Reed, 5400 Broken Sound Blvd., NW, Suite 500, Boca Raton, Florida 33487, Telephone: 561-982-4180.

Vitacost.com Inc. and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from its stockholders in connection with the consent revocation solicitation.  Information about Vitacost.com Inc.'s directors and executive officers is set forth in Vitacost.com Inc.'s definitive consent revocation statement on Schedule 14A, which was filed with the SEC on May 28, 2010.

Additional Information on the Nominees

Barbara R. Allen, 57, retired as President of Proactive Partners in September 2008, after three years with the company.  Ms. Allen was a former Partner with The Everest Group, a strategy and general management consulting firm, from 2003 through October 2005.  For 23 years, Ms. Allen held various executive management positions with The Quaker Oats Company including Executive Vice President, International Foods responsible for Quaker’s food business outside the United States; Vice President, Corporate Strategic Planning responsible for development of worldwide strategic plans and annual operating budgets;  President, Frozen Foods Division and Vice President Marketing.  Additionally, Ms. Allen served as President of the Corporate Supplier Division for Corporate Express and as CEO for the WUSA, the women’s pro-soccer league start-up.  Ms. Allen serves on the Board of Directors of RLI Corporation.  She is a former director for publicly traded companies Maytag Corporation, Lance, Inc., Tyson, and Chart House Enterprises as well as for Converse Inc. and Coty, Inc. serving on the audit and compensation committees.  Ms. Allen has a Bachelor of Science in Psychology from the University of Illinois-Champaign and a Master’s degree in Marketing and Finance from the University of Chicago.

Sheryle Bolton, 63, has advised U.S. and international technology companies on growth and funding strategies since 2007, and from 2002 to 2005.  From 2005 to 2007, Ms. Bolton was Chief Executive Officer of QUIXIT, Inc., an online brain fitness company, which was acquired in 2007. From 1996 to 2002, Ms. Bolton was Chairman and Chief Executive Officer of Scientific Learning Corporation (NASDAQ: SCIL), a health care and educational technology company, where she led a highly successful public offering.  Ms. Bolton has also had experience serving as a director on boards of public and private companies and mutual funds, including LiveDeal, Inc. (NASDAQ: LIVE) from 2008 to present, Bridge Capital Holdings (NASDAQ: BBNK) from 2007 to 2008 and 30 domestic and international Scudder-Kemper Mutual Funds, representing $60 billion of assets under management, from 1995 to 2001.  Earlier in her career, Ms. Bolton was President and Chief Operating Officer of Physicians’ Online, Inc.; a Vice President in Merrill Lynch’s investment banking division; Senior Executive at Rockefeller & Co. Global Asset Management; and Director of Strategy of HBO, Inc.   Ms. Bolton holds a Bachelor’s Degree in English and a Master’s Degree in Linguistics from the University of Georgia and an M.B.A. from Harvard Business School.

Alan V. Gallantar, CPA, 52, served as Chief Financial Officer of Ivivi Technologies, Inc., a publicly traded medical device corporation, from 2006 to 2009.  From 2004 until 2006, Mr. Gallantar served as an executive consultant to a variety of clients, providing management consulting and chief financial officer services.  From 1999 until 2004, Mr. Gallantar served as Chief Financial Officer of Advanced Viral Research Corp., a publicly traded biotech corporation.  Mr. Gallantar served as Treasurer and Controller of AMBI, Inc. (currently Nutrition 21, Inc.), a publicly traded nutraceutical corporation, from 1998 to 1999, and as Senior Vice President and Chief Financial Officer of Bradley Pharmaceuticals, Inc., a publicly traded pharmaceutical distributor, from 1992 to 1997.  Mr. Gallantar also served in senior financial positions at PaineWebber Incorporated (currently UBS), Chase Bank (currently JPMorgan Chase), Phillip Morris, Inc. (currently Altria Group) and Deloitte & Touche LLP.  Mr. Gallantar is a Certified Public Accountant and received a B.A. in accounting from Queens College in 1979.

Stewart L. Gitler, 51, has served as a Director of Vitacost.com since September 2008 and was appointed Chairman of the Board in June 2009.  Mr. Gitler has over 25 years legal experience in handling intellectual property matters on both a national and international level at Hoffman, Wasson & Gitler, P.C., where he has served as managing partner since 2000.  Mr. Gitler concentrates on matters concerning patents, trademarks and copyrights.  Since 2008, Mr. Gitler has also served as General Counsel to Charge Anywhere, LLC, an electronic payment solutions provider.  Mr. Gitler is registered to practice before the U.S. Patent and Trademark Office.  Mr. Gitler has a BChE in Chemical Engineering from The Cooper Union for the Advancement of Science and Art and a J.D. from Hofstra University Law School.  He is a member of the State of New York, Commonwealth of Virginia and District of Columbia Bars.

Ira P. Kerker, 47, was appointed Chief Executive Officer and Director of Vitacost.com in January 2007.  From February 2005 through January 2007, Mr. Kerker served as the company’s General Counsel where he acted as a member of the executive management team.  From December 2003 through February 2005, Mr. Kerker performed legal services, on a contract basis, for Fireman’s Fund Insurance and USAA Insurance.  From September 1995 to September 2004, Mr. Kerker was a financial representative of MetLife/New England Financial.  From 2001 through September 2003, Mr. Kerker was a financial representative and Managing Partner of MetLife/New England Financial.  Mr. Kerker received a B.S. in Business Administration from the University of Florida and his J.D. from Whittier College School of Law.

Edwin J. Kozlowski, 61, has served on the Board of Directors of Help A Child since 2005 and as the Chairman of the board since 2006.  Mr. Kozlowski served as Executive Vice President and Chief Operating Officer of Retail Ventures, Inc. from 2001 to 2004 and as Senior Vice President and Chief Financial Officer-Chief Operating Officer of DSW in 2001.  Prior to joining Retail Ventures, Inc., Mr. Kozlowski served as Executive Vice President and Chief Financial Officer of General Nutrition Companies, Inc. from 1990 to 2000.  From 1978 to 1990, Mr. Kozlowski held various management positions within General Nutrition Companies, Inc.  Mr. Kozlowski also served in senior financial positions at H.K. Porter Company and Arthur Young, LLP.  Mr. Kozlowski was an officer with the United States Secret Service and served in the United State Army.  Mr. Kozlowski received a B.S. in accounting from Robert Morris University in 1975.

Lawrence A. Pabst, M.D., 59, has served as a Director of Vitacost.com since April 2007.  Dr. Pabst is also a member of the company’s scientific advisory board.  Dr. Pabst developed an orthopedic group practice and associated entities in Galion, Ohio from 1979 to January 2008, when the practice was merged with Galion Community Hospital.  Dr. Pabst continues to be affiliated with Galion Community Hospital, where he served as the Chief of Staff in 1985 and 1995.  Dr. Pabst is also an owner, together with other partners, of three Wendy’s restaurant franchises and real estate related to such franchises.  From 1983 to 2007, Dr. Pabst was a controlling owner of PN Investments, a privately held real estate development company.  Dr. Pabst is board certified by the American Academy of Orthopedic Surgeons.  Dr. Pabst attended the University of Michigan and received his M.D. from The Ohio State University College of Medicine.